Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-138652 on Form S-3 of our report dated March 27, 2008, relating to the consolidated financial statements of XTAR, L.L.C. and subsidiary appearing in the Annual Report on Form 10-K/A of Loral Space & Communications Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY
August 11, 2008